Exhibit 24.1
Limited Power of Attorney
Registration Statement on Form S-8
     KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors/officers of FirstMerit Corporation, an Ohio corporation, which is about to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-8 for the registration of certain of its common shares for offering and sale pursuant to the Amended and Restated FirstMerit Corporation Director Deferred Compensation Plan and the Amended and Restated FirstMerit Corporation Executive Deferred Compensation Plan, hereby constitutes and appoints Terrence E. Bichsel, Judith A. Steiner and J. Bret Treier, and each of them, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign such Registration Statement and any and all amendments and documents related thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto each of said attorneys-in-fact and agents, and substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all things that each of said attorneys-in-fact and agents, or either of them or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, the undersigned have hereunto set their hand this 16th day of December, 2008.

/s/ Paul G. Greig Paul G. Greig Chairman, President and Chief Executive Officer (Principal Executive Officer)	/s/ Terrence E. Bichsel Terrence E. Bichsel Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Steven H. Baer	/s/ Karen S. Belden

Steven H. Baer	Karen S. Belden
Director	Director

/s/ R. Cary Blair	/s/ John C. Blickle

R. Cary Blair	John C. Blickle
Director	Director

/s/ Robert W. Briggs	/s/ Richard Colella

Robert W. Briggs	Richard Colella
Director	Director

/s/ Gina D. France	/s/ Terry L. Haines

Gina D. France	Terry L. Haines
Director	Director

/s/ J. Michael Hochschwender	/s/ Clifford J. Isroff

J. Michael Hochschwender	Clifford J. Isroff
Director	Director

/s/ Phillip A. Lloyd, II	/s/ Richard N. Seaman

Philip A. Lloyd, II	Richard N. Seaman
Director	Director